Exhibit 10.1

REINSTATEMENT AND AMENDMENT TO LEASE AGREEMENT

THIS REINSTATEMENT AND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of October 1, 2014 by and between CF EB REO II LLC, a Delaware limited liability company (the “Landlord”); and Solitron Devices, Inc., a Delaware corporation (the “Tenant”).

RECITALS

A.       Tenant and EuroBank as landlord on behalf of National Land Company, Inc., were parties to that certain lease dated April 30, 2012 (the “Lease”) wherein Tenant leased approximately 46,963 square feet of space in the building located at 3301 Electronics Way, West Palm Beach, Florida, 33407, and as more fully described in the Lease (the “Premises”).

B.       National Land Company defaulted under its mortgage and other loan documents with EuroBank and thereafter its assignee in interest, CF EB LLC (the “Lender”), filed suit for foreclosure of the Premises.

C.       The foreclosure proceedings culminated in Landlord (a wholly owned subsidiary of Lender) obtaining title to the Premises.

D.       A dispute existed between Landlord and Tenant regarding whether the Lease was subordinate to the mortgage pursuant to which the foreclosure proceedings were instituted.

E.       Landlord and Tenant desire to resolve the dispute by expressly reinstating the Lease, and amending it on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the recitals above, the parties hereby agree as follows:

AGREEMENT

1.         Recitals. The aforementioned Recitals are incorporated herein by reference.

2.         Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

3.         Lease in Effect. The parties agree that the Lease is in full force and effect and to the extent the Lease was technically terminated as a result of the foreclosure proceedings, it is hereby reinstated.

4.         Extension of Initial Term. The Initial Term of the Lease is hereby extended such that the Initial Term of the Lease shall hereafter expire on December 31, 2021.

5.         Option Period. Provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement beyond applicable notice and cure periods, Tenant shall have one (1) option to extend the Initial Term of this Lease for a period of five (5) years which shall begin on January 1, 2022 and end on December 31, 2026 (the “Extension Term”), on the same terms and conditions as set forth in this Lease as amended herein. If Tenant elects to exercise the option, then Tenant shall provide Landlord with written notice no later than the date which is one hundred eighty (180) days prior to the expiration of the Initial Term of this Lease, time being of the essence. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Initial Term of this Lease.

6.         October 2014 Rent. Payment of Base Rent shall be waived for the month of October, 2014 and Tenant shall have no obligation to pay Base Rent for October, 2014.

7.         Replacement of Roof. Landlord, at its sole cost and expense, shall replace the roof membrane of the Building, and perform any necessary repair/replacement to the roof deck as reasonably required in connection with the replacement of the roof membrane. Such replacement and repair shall commence on or before June 1, 2015 and be completed on or before September 1, 2015, subject to Force Majeure (defined below). Landlord shall use its best efforts to perform the roof replacement work so as to prevent any interference with Tenant's business operations. If the roof decking gets replaced, Landlord shall notify Tenant in advance in order to coordinate such work.

8.         Parking. Tenant’s occupancy of the Premises shall hereafter include the exclusive right to eighty-five (85) parking spaces and the non-exclusive right to fifteen (15) parking spaces adjacent to the Premises and located on the Property. The eighty-five (85) exclusive parking spaces shall be the parking spaces as designated on Exhibit A attached hereto and incorporated herein by this reference. Such designated spaces will be “reserved” by virtue of a sign or other indicator, installed by Landlord at its expense, indicating that the identified spaces are reserved for the exclusive use of Tenant. The fifteen (15) non-exclusive spaces shall be in any parking areas on the Property not otherwise specifically designated for other uses. Tenant shall not have the exclusive right to use any specific parking spaces in such non-designated areas. Landlord will never have any obligation to enforce Tenant’s exclusive parking rights except that, upon verbal or written notice from Tenant that any of Tenant's reserved spaces are being utilized by others, Landlord shall use commercially reasonable efforts to locate the offending parker and have them remove their car, failing which Tenant may seek to locate the offending parker and have them remove their car. All parking rights granted to Tenant shall be for the sole use of the employees and invitees of the Tenant. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Tenant’s parking rights are the personal rights of Tenant, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not reduce parking and do not interfere with Tenant’s use of the parking areas for exclusive and non-exclusive spaces and as set forth herein.

9.         Force Majeure. In the event Landlord or Tenant is prevented or delayed in the performance of any improvement, repair or other obligation required under the Lease, as amended, due to fire or other casualty, strikes or labor trouble, civil commotion, terrorism, acts of God, governmental prohibitions or regulation, or other causes beyond the performing party’s reasonable control, the performing party shall, within five (5) days of the event causing such delay, provide written notice to the other party of the event causing the delay and the anticipated period of delay, and the period of such delay shall be added to the time for performance thereof. The performing party shall have no liability by reason of such permitted delays. This provision shall not excuse Tenant from its obligation to pay Rent, except when such payment is excused pursuant to other provisions of the Lease as amended herein.

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10.       Reaffirmation. Except as set forth herein, the Lease remains unmodified and in full force and effect, and Landlord and Tenant hereby ratify, confirm and adopt the Lease as amended hereby. In the event of any inconsistencies between the Lease and this Amendment, the terms of this Amendment shall control.

11.       Counterparts. This Amendment may be executed in any number of identical counterparts, any or all of which contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

12.       Electronic Signatures. Counterparts of this Amendment may be executed and delivered by facsimile or electronic mail, and for purposes of this Amendment, signatures transmitted by facsimile or electronic mail shall be deemed to be original signatures.

[signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the day and year first above written.

WITNESSES:	LANDLORD:

CF EB REO II LLC,
/s/ Thomas F. Gratton	a Delaware limited liability company
Print Name: Thomas F. Gratton
	By:	AMRESCO Commercial Finance, LLC
as Attorney-in-Fact

/s/ Kathy Hallock		By:	/s/ D. Craig Christensen 10/6/2014
Print Name: Kathy Hallock			D. Craig Christensen Executive Vice President

TENANT:

/s/ Jane L. Fogel	Solitron Devices, Inc.,
Print Name: Jane L. Fogel	a Delaware corporation

	By:	/s/ Shevach Saraf 10/6/2014
	Name:	Shevach Saraf
/s/ R. Michael Carter	Title:	Chairman/President/CEO
Print Name: R. Michael Carter

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Exhibit A

Location of Parking Spaces